Rev. 10/24 POWER OF ATTORNEY The undersigned Directors and Officers of Midland National Life Insurance Company, an Iowa corporation (the “Company”), hereby constitute and appoint Amy E. Teas, Brett L. Agnew and Nicole Nayima and each of them (with full power to each of them to act alone), its true and lawful attorney-in- fact and agent, with full power of substitution to each, for it and on its behalf and in its name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 (including but not limited to: 333-16354; 33-76318; 333-14061; 333-14081; 333- 80975; 333-58300; 333-148111; 333-148824; 333-153825; 333-119088; 333-108437; 333-71800; 33- 64016; 333-128910; 333-128978; 333-176870; 333-221820; 333-233821; 333-278824; 333-255058; 333- 278058; 333-262682; 333-282591; 333-262702) and if applicable under the Investment Company Act of 1940 (including but not limited to: 811-05271; 811-07772) with respect to any insurance contract(s) (including but not limited to: the LiveWell Dynamic Annuity; the LiveWell Variable Annuity; the Oak Elite Advisory Registered Index-Linked Variable Annuity; and the Constance® Contingent Deferred Annuity): registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and they or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof. This Power of Attorney does not revoke any prior power of attorney. This Power of Attorney shall not be revoked by any subsequent power of attorney unless such subsequent power of attorney specifically revokes this Power of Attorney or specifically states that the instrument is intended to revoke all prior powers of attorney. The consent of each of the undersigned Directors and Officers to the above-stated Power of Attorney, evidenced by writing their individual signatures below, are given with the intent to make such resolution effective as of the date specified below without regard to the date(s) such signatures may actually be written on this Power of Attorney. This Power of Attorney may be executed by the Directors and Officers in one or more counterparts and each executed counterpart shall be deemed an original and all such executed counterparts when taken together shall be the consent to the Power of Attorney by the undersigned Directors and Officers. IN WITNESS WHEREOF, the undersigned has hereunto set his hand, this 10th day of October, 2024. Signature Page Follows

Rev. 10/24 SIGNATURE DATE SIGNATURE DATE Darron K. Ash Esfandyar E. Dinshaw David C. Attaway George A. Fisk Willard Bunn, III William D. Heinz James Roderick Clark William L. Lowe Thomas J. Corcoran Michael M. Masterson Susan T. Deakins Robert R. TeKolste Dinshaw, Esfandyar Oct 10, 2024 5:18 PM CDT James Clark Oct 10, 2024 5:23 PM CDT Thomas Corcoran Oct 10, 2024 3:29 PM MST Susan Deakins Oct 10, 2024 6:32 PM EDT Attaway, David Oct 10, 2024 5:33 PM CDT Michael Masterson Oct 10, 2024 5:39 P CDT Bunn, Willard Oct 10, 2024 5:50 PM CDT William Heinz Oct 10, 2024 5:54 PM CDT Darron Ash Oct 10, 2024 9:36 PM CDT George Fisk Oct 10, 2024 8:19 PM PDT Robert TeKolste Oct 11, 2024 6:15 AM CDT Lowe, William Oct 11, 2024 7:15 AM CDT